EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Timberline Receives Draft Water Discharge Permit for Butte Highlands Gold Project

Coeur d’Alene, Idaho – April 18, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has received a draft Montana Pollutant Discharge Elimination System (“MPDES”) water discharge permit for its Butte Highlands Gold Project joint venture from the Montana Department of Environmental Quality (“MDEQ”).  Upon final approval, the permit will authorize Butte Highlands JV, LLC (“BHJV”) to construct and operate a disposal system that treats ground water encountered in the mine by a reverse osmosis system and discharges it to surface waters in compliance with the Montana Water Quality Act and the Federal Water Pollution Control Act.

Timberline President and CEO Paul Dircksen commented, “The receipt of this draft MPDES water discharge permit marks another critical milestone for the project and further underscores our confidence that we will receive the final Hard Rock Operating Permit in the coming months, with gold production to commence thereafter. Our JV partner continues to fully fund the permitting and development at Butte Highlands, as we work together to expedite the process as much as possible.”

The draft MPDES water discharge permit, fact sheet, and environmental assessment outline and permit limits may be viewed at http://www.deq.mt.gov/notices/WQnotices.mcpx.  The final MPDES water discharge permit is expected to be issued in June, following completion of a public notice period, ending May 30, 2013.

Timberline owns a 50-percent carried-to-production interest in BHJV which owns the Butte Highlands Gold Project where gold production is expected to commence later this year, following the issuance of the final hard rock operating permit.  Timberline’s joint venture partner will continue to fund all mine development costs through to commercial production with Timberline's share of those costs to be repaid from proceeds of future mine production.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana where gold production is targeted to commence in 2013. Timberline’s exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Cautionary Note

The Company clarifies that BHJV has decided to advance the Butte Highlands Gold Project into production without first establishing NI 43-101 compliant mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure associated with the Butte Highlands project.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing and results of the Company’s continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s drill programs at Butte Highlands, including the timing of obtaining necessary permits, the development and production of the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, targeted dates for the South Eureka technical report and economic scoping study, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and run-of-mine heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the purchase of the Butte Highlands JV, LLC membership interests, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

2 | TIMBERLINE RESOURCES